As filed with the Securities and Exchange Commission on August 13, 2021

Registration Statement No. 333-249452

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PetVivo Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	3841	99-0363559
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5251 Edina Industrial Blvd.

Edina, MN 55439

(952) 405-6216

(Address, Including Zip Code, and Telephone Number, Area Code, of Principal Executive Offices)

Copies to:
Laura M. Holm, Esq. Patrick Pazderka, Esq. Fox & Rothschild, LLP Campbell Mithun Tower 222 S. Ninth St., Suite 2000 Minneapolis MN 55402-3338	M. Ali Panjwani, Esq. Pryor Cashman LLP 7 Times Square New York, NY 10036-6569

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [  ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-249452

Indicate by check mark whether the registrant is a large accelerated file, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)		Emerging Growth Company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected to not use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

The post-effective amendment shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(d) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-1 (File No. 333-249452 (the “Registration Statement”) of PetVivo Holdings, Inc. is being filed solely for the purpose of refiling Exhibit 5.1 with modifications. This Amendment does not modify any other part of the Registration Statement other than Item 16(a) of Part II as set forth below.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statements Schedules

Exhibit No.	Description

5.1	Opinion of Fox Rothschild LLP*

23.2	Consent of Fox Rothschild LLP (included in Exhibit 5.1)*

24.1	Powers of Attorney (included on the signature page of the Registration Statement on Form S-1 (File No. 333-249452) filed with the SEC on October 13,2020 and incorporated herein by reference)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, Minnesota on August 12, 2021.

PETVIVO HOLDINGS INC.

By:	/s/ John Lai
Name:	John Lai
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ John Lai	President and Chief Executive Officer and Director	August 12, 2021
John Lai	(Principal Executive Officer)

/s/ Robert J. Folkes	Chief Financial Officer	August 12, 2021
Robert J. Folkes	(Principal Financial Officer and Principal Accounting Officer)

/s/ John Dolan	General Counsel and Director	August 12, 2021
John Dolan

*	Chairman	August 12, 2021
Gregory D. Cash

*	Director	August 12, 2021
David Deming

*	Director	August 12, 2021
Joseph Jasper

*	Director	August 12, 2021
Scott Johnson

*	Director	August 12, 2021
David A. Masters, Ph.D.

*	Director	August 12, 2021
James Martin

*	Director	August 12, 2021
Randall A. Myer

*	Director	August 12, 2021
Robert Rudelius

*By	/s/ John Lai
John Lai
Attorney-in-Fact